UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 30, 2024

AMERICAN RESOURCES CORPORATION

 (Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana,46038

 (Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2024, American Resources Corporation’s majority owned subsidiary, American Infrastructure Corporation (“AIC”) entered into a binding term sheet (the “Term Sheet”) defining the primary terms of a series of a binding merger (the “Merger”) between American Infrastructure Corporation, CGrowth Capital, Inc. (“CGRA” or the “Company”), and American Resources Corporation, the controlling shareholder of AIC.

As set forth in the Term Sheet, CGRA will purchase 100% of the issued and outstanding shares of common stock of AIC and its shareholders on a fully diluted basis. Concurrently CRGA will issue to the same shareholders of AIC, proportional to their respective ownership of the common stock of AIC, Ten Million shares of newly created Series A Preferred Stock (the “Series A"). As a result, AIC will be a wholly-owned subsidiary of CGRA, all AIC shareholders would sell all their common stock in AIC, proportional to their ownership in AIC, for the Ten Million Series A shares.

The Series A will provide its holders with non-dilution rights such that, until converted to common stock as provided below, the Series A will convert (as a group) into 92.0% of the fully diluted outstanding shares of common stock of CGRA.

The Series A will convert to common at the earlier of (i) at the discretion of the holder, (ii) automatically upon uplisting of CGRA to a senior stock exchange (such as NASDAQ, NYSE, CBOE) in the United States, or (iii) automatically 12 months after issuance.

Subject to the terms and provisions of the Term Sheet, the parties agree to progress to the execution of a definitive merger agreement (the “Merger Agreement”) setting forth the terms and conditions of the transactions contemplated by this Term Sheet. In addition to the terms set forth in this Term Sheet, the Merger Agreement will contain such additional representations, warranties, covenants, conditions, and terms as are customary of transactions of the type contemplated by this Term Sheet and are consistent with the terms of this Term Sheet.

The foregoing description of the Term Sheet does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
10.1	Term Sheet between American Infrastructure Corporation, CGrowth Capital, Inc. and American Resources Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: January 6, 2025	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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